Exhibit 99.1
Owlet Announces Second Quarter 2023 Financial Results
See the “Disclosure Regarding Non-GAAP Financial Measures” disclosure and the reconciliation tables that accompany this release for a discussion and reconciliation of certain non-GAAP financial measures included in this release.
LEHI, Utah – August 14, 2023 – Owlet, Inc. (“Owlet” or the “Company”) (NYSE:OWLT) today reported financial results for the second quarter ended June 30, 2023. Owlet’s Chief Executive Officer, Kurt Workman, and Chief Financial Officer, Kate Scolnick, will host a conference call to review the Company’s results and provide a business update today, August 14, 2023, at 4:30 p.m. ET.

Recent Q2 2023 Highlights

•Received clearance from the U.S. Food and Drug Administration (“FDA”) of BabySat™, the first medical pulse-oximetry device featuring Owlet’s advanced, wire-free sock design, in June. De novo submission to FDA for the clearance of Owlet’s software-as-a-medical-device, Health Notifications, for use with the Dream Sock, remains on track.

•Revenues of $13.1 million increased 22%, as compared with $10.7 million in Q1 2023.

•Operating expenses of $11.9 million declined 21% from $15.1 million in Q1 2023 as management positions Owlet for adjusted EBITDA margin break even in late 2023. Excluding stock based compensation, operating expenses of $9.3 million declined 24% from $12.3 million in Q1 2023.

•Gross margin was 40% for the quarter, increasing significantly year over year from 36.1% in Q2 2022.

•The Company had its Continued Listing Compliance Plan with NYSE approved in June and completed a 1:14 reverse stock split in July.

“Our conviction in Owlet’s future remains steadfast as our objectives to strengthen our business remain on track. During the quarter, we sequentially increased gross sales, continued to stabilize gross margins and further reduced operating expenses,” said Kurt Workman, Owlet’s Chief Executive Officer.

“And while we are executing well, we continue to look to future opportunities; to that end, we received FDA clearance for BabySat in June, intended to monitor babies at home under the direct care of their physicians. We remain on track progressing our de novo submission with FDA for our software as a medical device to provide enhanced Health Notifications that parents want in an over-the-counter product for our Dream Sock. I’m proud of the Owlet team’s accomplishments this quarter and look forward to reporting on additional progress in the second half of the year.”

Financial Results for the Second Quarter Ended June 30, 2023

Revenues for the second quarter of 2023 were approximately $13.1 million. This compares sequentially to revenues of $10.7 million in the first quarter of 2023 and $18.3 million in the second quarter of 2022. The second quarter 2023 revenues represented the Company continuing to manage to healthy inventory levels with retail partners prioritizing sell-through activation activities.

Cost of revenues for the second quarter of 2023 was approximately $7.9 million with a gross margin of 40%. The second quarter 2023 gross margins were improved sequentially primarily by an increase in mix of higher margin products sold in the quarter.
Operating expenses were approximately $11.9 million in the second quarter of 2023, compared to $27.0 million for the same period in 2022 and $15.1 million sequentially in the first quarter of 2023. The decrease in year-over-year operating expenses was primarily attributed to reduced marketing spend and employee costs. The Company remains focused on reducing costs across the business, completing regulatory submissions and achieving adjusted EBITDA margin profitability in 2023.
Operating loss and net loss were approximately $6.7 million and $8.5 million, respectively, for the second quarter of 2023, compared to $20.4 million and $11.7 million, respectively, for the second quarter of 2022.
Adjusted EBITDA loss was approximately $4.3 million in second quarter 2023, compared to $16.7 million for the second quarter of 2022.
Net loss per share was ($1.19) for the second quarter of 2023, compared to ($1.48) for the second quarter of 2022. Adjusted net loss per share was ($0.56) for second quarter 2023, compared to adjusted net loss per share of ($2.18) for the same period in 2022.
Financial Outlook
The Company will speak to its financial outlook as part of the business update provided during Owlet’s conference call on August 14, 2023 at 4:30 p.m. ET. Conference call details are provided below and on the Company’s Investor Relations website at Events & Presentations.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the Company’s growth prospects, expanded product offerings and the impacts of new leadership. In some cases, you can identify forward-looking statements by terms such as “estimate,” “may,” “believes,” “plans,” “expects,” “anticipates,” “intends,” “goal,” “potential,” “upcoming,” “outlook,” “guidance,” “the negation thereof”, or similar expressions, although not all forward-looking statements contain these identifying words. Forward-looking statements are based on the Company’s expectations at the time such statements are made, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors. For all such forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. The Company’s actual results, performance or achievements may differ materially from any future results, performance or achievements expressed or implied by our forward-looking statements.
Many important factors could affect the Company’s future results and cause those results to differ materially from those expressed in or implied by the Company’s forward-looking statements. Such factors include, but are not limited to, (i) the regulatory pathway for Owlet’s products, including submissions to, actions taken by and decisions and responses from regulators, such as the U.S. Food and Drug Administration and similar regulators outside of the United States, as well as Owlet’s ability to obtain and maintain regulatory approval or certification for our products and other regulatory requirements and legal proceedings; (ii) Owlet’s competition and the Company’s ability to profitably grow and manage growth; (iii) the Company’s ability to enhance future operating and financial results or obtain additional financing to continue as a going concern; (iv) Owlet’s ability to obtain additional financing in the future, as well risks associated with the Company’s current loan and debt agreements, including compliance with debt covenants, restrictions on the Company’s access to capital, the impact of the Company’s overall debt levels and the Company’s ability to generate sufficient future cash flows to meet Owlet’s debt service obligations and operate Owlet’s business; (v) the ability of Owlet to implement strategic initiatives, reduce costs, grow revenues, develop new products, innovate and enhance existing products, meet customer demands and adapt to changes in consumer preferences and retail trends; (vi) Owlet’s ability to acquire, defend and protect its intellectual property and satisfy regulatory requirements, including but not limited to requirements concerning privacy and data protection, breaches and loss, as well as other risks associated with Owlet’s digital platforms and technologies; (vii) Owlet’s ability to maintain relationships with customers, manufacturers and suppliers and retain Owlet’s management and key employees; (viii) Owlet’s ability to upgrade and maintain its information technology systems; (ix) changes in applicable laws or regulations; (x) the impact of and disruption to Owlet’s business, financial condition, operations, supply chain and logistics due to economic and other conditions beyond the Company’s control, such as health epidemics or pandemics, macro-economic uncertainties, social unrest, hostilities, natural disasters or other catastrophic events; (xi) the possibility that Owlet may be adversely affected by other economic, business, regulatory, competitive or other factors, such as changes in discretionary consumer spending and consumer preferences; and (xii) other risks and uncertainties set forth in the Company’s other releases, public statements and filings with the U.S. Securities and Exchange Commission (“SEC”), including those identified in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as updated in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023 and as any such factors may be updated from time to time in the Company’s other filings with the SEC. All such forward-looking statements attributable to the Company or any person acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Moreover, the Company operates in an evolving environment. New risk factors and uncertainties may emerge from time to time, and factors that the Company currently deems immaterial may become material, and it is impossible for the Company to predict such events or how they may affect Owlet. Except as required by law, the Company assumes no obligation to update any forward-looking statements after the date of this press release, whether because of new information, future events or otherwise, although Owlet may do so from time to time. The Company does not endorse any projections regarding future performance that may be made by third parties.

Disclosure Regarding Non-GAAP Financial Measures
In addition to the financial measures presented in this release in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has included certain non-GAAP financial measures in this release, including EBITDA, adjusted EBITDA, adjusted net loss and adjusted net loss per share.
The Company uses such non-GAAP financial measures as internal measures of business operating performance and as performance measures for benchmarking against the Company’s peers and competitors. The Company believes its presentation of EBITDA, adjusted EBITDA, adjusted net loss and adjusted net loss per share provide a meaningful perspective of the underlying operating performance of our current business and enables investors to better understand and evaluate its historical and prospective operating performance. The Company believes that these non-GAAP financial measures are important supplemental measures of operating performance because they exclude items that vary from period to period without correlation to the Company’s core operating performance and highlight trends in its business that may not otherwise be apparent when relying solely on GAAP financial measures. Due to the nature of the items being excluded, such items do not reflect future gains, losses, expenses or benefits and are not indicative of the Company’s future operating performance. The Company believes investors, analysts and other interested parties use EBITDA, adjusted EBITDA, adjusted net loss and adjusted net loss per share in evaluating issuers, and the presentation of these measures facilitates a comparative assessment of the Company’s operating performance in addition to the Company’s performance based on GAAP results.
The Company’s non-GAAP financial measures should not be considered as an alternative to net loss or net loss per share as a measure of financial performance or any other performance measure derived in accordance with GAAP, and should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. EBITDA is defined as net loss adjusted for income tax provision, interest expense, interest expense from contingent beneficial conversion feature, interest income, and depreciation and amortization.

Adjusted EBITDA is defined as net loss adjusted for income tax provision, interest expense, interest expense from contingent beneficial conversion feature, interest income, depreciation and amortization, restructuring costs, warrant liability adjustments, gain on loan forgiveness, stock-based compensation, and transaction costs. Adjusted net loss is defined as net loss adjusted for restructuring costs, warrant liability adjustments, stock-based compensation, and transaction costs. Adjusted net loss per share is defined as adjusted net loss divided by weighted-average shares of common stock.
EBITDA, adjusted EBITDA, adjusted net loss and adjusted net loss per share are not recognized terms under GAAP, and the Company’s presentation of these non-GAAP financial measures does not replace the presentation of the Company’s financial results in accordance with GAAP. Because all companies do not use EBITDA, adjusted EBITDA, adjusted net loss and adjusted net loss per share (and similarly titled financial measures) in the same way, those measures as used by other companies may not be consistent with the way the Company calculates such measures. The non-GAAP financial measures included in this release should not be construed as substitutes for or better indicators of the Company’s performance than the most directly comparable GAAP financial measures. See the reconciliation tables that accompany this release for additional information regarding certain of the non-GAAP financial measures included herein.
Conference Call and Webcast Information
Owlet will host a conference call and audio webcast today, August 14, 2023, at 4:30 p.m. ET to discuss these results.
To access the conference call by telephone, please dial (833) 470-1428 (domestic) or +1 404 975 4839 (international) and reference Access Code 203796. To listen to the conference call via live audio webcast, please visit the “Events” section of Owlet’s Investor Relations website at investors.owletcare.com.
A replay of the conference call will be available by telephone by dialing +1 866 813 9403 (domestic) or +44 204 525 0658 (international) and using Access Code 203796. The archived webcast will also be available on Owlet’s Investor Relations website mentioned above.
About Owlet, Inc.
Owlet was founded by a team of parents in 2012. Owlet’s mission is to empower parents with the right information at the right time, to give them more peace of mind and help them find more joy in the journey of parenting. Owlet’s digital parenting platform aims to give parents real-time data and insights to help parents feel calmer and more confident. Owlet believes that every parent deserves peace of mind and the opportunity to feel their well-rested best. Owlet also believes that every child deserves to live a long, happy, and healthy life, and is working to develop products to help further that belief. To learn more, visit www.owletcare.com.

Owlet, Inc.
Condensed Consolidated Balance Sheets - Preliminary, Unaudited1
(in millions)

Assets	June 30, 2023	December 31, 2022
Current assets:
Cash and cash equivalents	$24.7	$11.2
Accounts receivable	13.0	16.0
Inventory	12.4	18.5
Prepaid expenses and other current assets	1.6	5.6
Total current assets	51.7	51.3
Property and equipment, net	0.6	1.1
Right of use assets, net	1.6	2.3
Intangible assets, net	2.3	2.3
Other assets	1.0	1.2
Total assets	$57.3	$58.1
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$22.8	$30.4
Accrued and other expenses	11.2	20.0
Current portion of deferred revenues	1.0	1.1
Line of credit	8.2	4.7
Current portion of long-term debt	5.2	10.4
Total current liabilities	48.4	66.6
Long-term debt, net	2.0	—
Noncurrent lease liabilities	0.3	1.2
Common stock warrant liability	26.6	0.7
Other long-term liabilities	1.8	0.3
Total liabilities	79.0	68.7
Total mezzanine equity	5.6	—
Total stockholders’ equity	(27.3)	(10.6)
Total liabilities and stockholders’ equity	$57.3	$58.1

Owlet, Inc.
Condensed Consolidated Statements of Cash Flows - Preliminary, Unaudited1
(in millions)

	For the Three Months Ended June 30,
	2023	2022
Net cash used in operating activities	(16.8)	(55.7)
Net cash used in investing activities	—	(1.2)
Net cash provided by financing activities	30.3	(0.9)
Net change in cash and cash equivalents	13.5	(57.8)

1 Amounts may not sum due to rounding

Owlet, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss - Preliminary, Unaudited1
(in millions, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues	$13.1	$18.3	$23.8	$39.9
Cost of revenues	7.9	11.7	14.4	24.5
Gross profit	5.2	6.6	9.4	15.4
Operating expenses:
General and administrative	6.1	9.5	15.0	19.8
Sales and marketing	3.1	9.7	6.4	21.4
Research and development	2.7	7.8	5.6	16.3
Total operating expenses	11.9	27.0	27.1	57.4
Operating loss	(6.7)	(20.4)	(17.7)	(42.1)
Other income (expense):
Interest expense, net	(0.1)	(0.2)	(2.9)	(0.4)
Common stock warrant liability adjustment	(1.6)	8.8	0.3	1.9
Other income (expense), net	(0.1)	0.1	(0.1)	0.1
Total other income (expense), net	(1.7)	8.7	(2.7)	1.6
Loss before income tax provision	(8.5)	(11.7)	(20.3)	(40.4)
Income tax provision	—	—	—	—
Net loss and comprehensive loss	(8.5)	(11.7)	(20.3)	(40.5)
Accretion on Series A convertible preferred stock	(1.3)	—	(2.0)	—
Net loss attributable to common stockholders	$(9.8)	$(11.7)	$(22.3)	$(40.5)
Net loss per share attributable to common stockholders, basic and diluted	$(1.19)	$(1.48)	$(2.73)	$(5.12)
Weighted-average number of shares outstanding used to compute net loss per share attributable to common stockholders, basic and diluted	8,213,247	7,915,156	8,162,102	7,899,959

1 Amounts may not sum due to rounding

Owlet, Inc.
Reconciliation of GAAP to Non-GAAP Measures - Preliminary, Unaudited1
(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net loss	$(8.5)	$(11.7)	$(20.3)	$(40.5)
Income tax provision	—	—	—	—
Interest expense, net	0.1	0.2	2.9	0.4
Depreciation and amortization	0.2	0.4	0.5	0.7
EBITDA	$(8.2)	$(11.1)	$(16.9)	$(39.3)
Common stock warrant liability adjustment	1.6	(8.8)	(0.3)	(1.9)
Stock-based compensation	2.6	3.3	5.4	6.6
Transaction costs	(0.4)	—	1.7	—
Adjusted EBITDA	$(4.3)	$(16.7)	$(10.1)	$(34.7)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net loss	$(8.5)	$(11.7)	$(20.3)	$(40.5)
Non-GAAP adjustments:
Common stock warrant liability adjustment	1.6	(8.8)	(0.3)	(1.9)
Stock-based compensation	2.6	3.3	5.4	6.6
Transaction costs	(0.4)	—	1.7	—
Adjusted net loss	$(4.6)	$(17.3)	$(13.5)	$(35.8)
Net loss per share attributable to common stockholders	$(1.19)	$(1.48)	$(2.73)	$(5.12)
Adjusted net loss per share attributable to common stockholders	$(0.56)	$(2.18)	$(1.65)	$(4.54)
Weighted average number of shares outstanding	8,213,247	7,915,156	8,162,102	7,899,959

1 Amounts may not sum due to rounding

Investors and Media
Mike Cavanaugh
ICR Westwicke
Phone: +1.617.877.9641
Email: mike.cavanaugh@westwicke.com